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                                                            Exhibit 23.3


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Horizon/CMS Healthcare Corporation
Albuquerque, New Mexico

         We hereby consent to the incorporation by reference into this Registration Statement of our reports dated February 25, 1994, relating to the combined financial statements of peopleCARE Heritage Group appearing in Amendment No. 1 on Form 8-K/A dated October 10, 1994 and Amendment No. 2 on Form 8-K/A dated June 2, 1995 to Horizon's Current Report on Form 8-K dated August 12, 1994.

         We also consent to the reference to us under the caption "Item 5. Interests of Named Experts and Counsel" in this Registration Statement.

                                         /s/BDO Siedman LLP

Dallas, Texas                            BDO Siedman LLP
August 4,1995